PROSPECTUS	Filed Pursuant to Rule 424(b)(4) Registration No. 333-278073

Longeveron Inc.

661,149 Shares of Class A common stock
2,234,043 Class A Common Warrants to Purchase 2,234,043 Shares of
Class A common stock
1,572,894 Pre-Funded Warrants to Purchase 1,572,894 Shares of
Class A common stock
156,383 Placement Agent Warrants to Purchase 156,383 Shares of
Class A common stock
3,963,320 Shares of Class A common stock Underlying the Class A Common Warrants, Pre- Funded Warrants and Placement Agent Warrants

We are offering 661,149 shares of our Class A Common Stock (the “Class A common stock”) together with 661,149 Class A common warrants to purchase 661,149 shares of Class A common stock (the “Class A common warrants”). Each share of our Class A common stock is being sold together with a Class A common warrant to purchase one share of our Class A common stock. The shares of Class A common stock and Class A common warrants are immediately separable and will be issued separately in this offering but must be purchased together in this offering. The combined public offering price for each share of Class A common stock and accompanying Class A common warrant is $2.35. Each Class A common warrant has an exercise price per share of $2.35, will be exercisable upon issuance and have a term of five (5) years from the date of issuance.

We are also offering pre-funded warrants (the “pre-funded warrants”) to purchase up to an aggregate of 1,572,894 shares of Class A common stock, together with Class A common warrants to purchase 1,572,894 shares of Class A common stock to those purchasers whose purchase of shares of Class A common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Class A common stock following the consummation of this offering. Each pre-funded warrant will be exercisable for one share of our Class A common stock at an exercise price of $0.001 per share. The purchase price of each pre-funded warrant and accompanying Class A common warrant is $2.349, which is equal to the price per share of Class A common stock and accompanying Class A common warrant being sold in this offering, minus $0.001. This offering also relates to the shares of Class A common stock issuable upon exercise of the Class A common warrants, the pre-funded warrants and the Placement Agent Warrants (as defined below) to purchase up to 156,383 shares of Class A common stock issuable upon exercise of the Placement Agent Warrants.

Certain of our board members and insiders have indicated an interest in participating in the offering in an aggregate amount of up to $750,000, at the same terms and conditions as the other investors in this offering.

On March 26, 2024, we amended our Certificate of Incorporation to effect the Reverse Split. All share and per share data, option numbers, warrant numbers, and other derivative security numbers and exercise prices in this prospectus give effect to the Reverse Split. Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (“SEC”) on February 27, 2024, as amended on Form 10-K/A and filed with the SEC on March 11, 2024, and all other information and documents incorporated by reference into this prospectus that were filed prior to March 19, 2024, do not give effect to the Reverse Split.

Our Class A common stock is listed on the Nasdaq Capital Market under the symbol “LGVN.” The last reported sale price of our Class A common stock on the Nasdaq Capital Market on April 5, 2024, was $2.20 per share. There is no established public trading market for the Class A common warrants or pre-funded warrants, and we do not expect a market for the Class A common warrants or the pre-funded warrants to develop. We do not intend to list the Class A common warrants or pre-funded warrants on the Nasdaq Capital Market, any other national securities exchange or any other trading system. Without an active trading market, the liquidity of the Class A common warrants and the pre-funded warrants will be limited.

We have engaged H.C. Wainwright & Co., LLC (the “placement agent”), to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering, and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. Since we will deliver the securities to be issued in this offering upon our receipt of investor funds, there is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. Investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. In addition, because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering. We will bear all costs associated with the offering. See “Plan of Distribution” on page 35 of this prospectus for more information regarding these arrangements.

We are an “emerging growth company” under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Implication of Being an Emerging Growth Company and a Smaller Reporting Company.”

	Per Share and Class A Common Warrant	Per Pre- Funded Warrant and Class A Common Warrant	Total
Public Offering price	$2.3500	$2.3490	$5,250,001.05	(3)
Placement Agent fee(1)	$0.1645	$0.1645	$367,500.07
Proceeds to us, before expenses(2)	$2.1855	$2.1845	$4,882,500.98

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(1)      In addition, we have also agreed to reimburse the placement agent for certain of its offering-related expenses, including a management fee equal to 1.0% of the aggregate gross proceeds raised in this offering, reimbursement for non-accountable expenses in an amount up to $35,000, and legal fees and other out-of-pocket expenses in the amount of up to $100,000. In addition, we have agreed to issue to the placement agent or its designees warrants (the “Placement Agent Warrants”) to purchase 156,383 shares of Class A common stock (which is equal to 7.0% of the shares of Class A common stock sold in this offering (including the shares of Class A common stock issuable upon exercise of the pre-funded warrants)), at an exercise price of $2.9375 per share, which represents 125% of the combined public offering price per share and accompanying Class A common warrant. See “Plan of Distribution” on page 35 of this prospectus for a description of the fees and expenses to be paid to the placement agent for services performed in connection with the offering.

(2)      We estimate the total expenses of this offering payable by us, excluding the placement agent fees and expenses, will be approximately $235,470. For more information, see “Plan of Distribution.”

(3)      The total public offering price assumes the full exercise of the Pre-Funded Warrants.

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Investing in our securities involves a high degree of risk.    See “Risk Factors” beginning on page 14 of this prospectus, as well as the risk factors and other information in any documents we incorporate by reference into this prospectus, to read about important factors you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The delivery to purchasers of the shares of Class A common stock, pre-funded warrants and Class A common warrants in this offering is expected to be made on or about April 10, 2024, subject to satisfaction of certain customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus is April 8, 2024

Neither we nor the placement agent have authorized anyone to provide you with information other than that contained in this prospectus, or any free writing prospectus prepared by or on our behalf or to which we have referred you. We and the placement agent take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We and the placement agent are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date on the front cover page of this prospectus, or other earlier date stated in this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and future prospects may have changed since that date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

We and the placement agent are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. Neither we nor the placement agent have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our shares of Class A common stock, Class A common warrants and pre-funded warrants and the distribution of this prospectus outside of the United States.

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About This Prospectus

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission. You should rely only on the information contained in this prospectus or any related prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only on the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date. Other than as required under the federal securities laws, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below. You should read this prospectus in its entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of the prospectus entitled “Where You Can Find More Information.”

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

Industry and Market Data

This prospectus includes industry data and forecasts that we obtained from industry publications and surveys, public filings and internal company sources. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of the included information. Statements as to our market position and market estimates are based on independent industry publications, government publications, third party forecasts, management’s estimates and assumptions about our markets and our internal research. While we are not aware of any misstatements regarding the market, industry or similar data presented herein, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.

This prospectus contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 14, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and our audited financial statements, unaudited financial statements and related notes thereto, which are incorporated by reference into this prospectus. In this prospectus, except as otherwise indicated, “Longeveron,” the “Company,” “we,” “our,” and “us” refer to Longeveron Inc., a Delaware corporation.

Business Overview

We are a clinical stage biotechnology company developing regenerative medicines to address unmet medical needs. The Company’s lead investigational product is Lomecel-B™, an allogeneic Mesenchymal Stem Cell (“MSC”) formulation sourced from the bone marrow of young, healthy adult donors. Lomecel-B™ has multiple potential mechanisms of action that promote tissue repair and healing with broad potential applications across a spectrum of disease areas. The underlying mechanism(s) of action that may lead to the tissue repair programs include the stimulation of new blood vessel formation, modulation of the immune system, reduction in tissue fibrosis, and the stimulation of endogenous cells to divide and increase the numbers of certain specialized cells in the body.

We currently have three pipeline indications: Hypoplastic Left Heart Syndrome (“HLHS”), Alzheimer’s disease (“AD”) and Aging-related Frailty. Our mission is to advance Lomecel-B™ and other cell-based product candidates into pivotal or Phase 3 trials, with the goal of achieving regulatory approvals, subsequent commercialization, and broad use by the healthcare community.

In November of 2023, Longeveron received notice from the World Health Organization (“WHO”) that “Laromestrocel” has been selected as the proposed International Nonproprietary Name for Longeveron’s Lomecel-B™ product. Assuming that there are no third-party objections to that name, the name will be recommended for adoption by the WHO. Longeveron plans to adopt that name if it is recommended by the WHO.

HLHS

Our HLHS program is focused on the potential clinical benefits of Lomecel-B™ as an adjunct therapeutic to standard-of-care HLHS surgery. HLHS is a rare and devastating congenital heart defect in which the left ventricle is severely underdeveloped. As such, babies born with this condition die shortly after birth without undergoing a complex series of reconstructive heart surgeries. Despite the availability of life-saving surgical interventions, clinical studies show that only 50 to 60 percent of affected individuals survive to adolescence. Early clinical study data shows the potential survival benefit of Lomecel-B™ for HLHS patients and supports Longeveron’s belief that this data shows the potential to alter the treatment landscape for patients with HLHS. We have completed a Phase 1 open-label study (“ELPIS I”)1 that supported the safety and tolerability of Lomecel-B™ for HLHS, when directly injected into the functional right ventricle during the second-stage standard-of-care surgery (adding minimal additional time to the surgical procedure). Preliminary data revealed that several indices of right ventricular function show suggestions of either improvement or prevention of deterioration over one year following surgery. Heart transplant-free survival for patients who received Lomecel-B™ intracardiac injection is favorable as compared to historical controls for survival. The improvement in HLHS survival following the Phase 1 ELPIS I clinical trial resulted in acceptance by the American Heart Association (“AHA”) for a poster presentation of the data at an AHA meeting in November 2023.

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1        Sunjay Kaushal, MD, PhD, Joshua M Hare, MD, Jessica R Hoffman, PhD, Riley M Boyd, BA, Kevin N Ramdas, MD, MPH, Nicholas Pietris, MD, Shelby Kutty, MD, PhD, MS, James S Tweddell, MD, S Adil Husain, MD, Shaji C Menon, MBBS, MD, MS, Linda M Lambert, MSN-cFNP, David A Danford, MD, Seth J Kligerman, MD, Narutoshi Hibino, MD, PhD, Laxminarayana Korutla, PhD, Prashanth Vallabhajosyula, MD, MS, Michael J Campbell, MD, Aisha Khan, PhD, Eric Naioti, MSPH, Keyvan Yousefi, PharmD, PhD, Danial Mehranfard, PharmD, MBA, Lisa McClain-Moss, Anthony A Oliva, PhD, Michael E Davis, PhD, Intramyocardial cell-based therapy with Lomecel-B™ during bidirectional cavopulmonary anastomosis for hypoplastic left heart syndrome: The ELPIS phase I trial, European Heart Journal Open, 2023.

The ELPIS I trial showed 100 percent survival in children at up to 5 years of age after receiving Lomecel-B™, compared to a 20 percent mortality rate observed from historical control data. Based on these findings, the U.S. Food and Drug Administration (the “FDA”) granted Lomecel-B™ both Rare Pediatric Disease (“RPD”) Designation and Orphan Drug Designation (“ODD”) for treatment of infants with HLHS. The FDA also granted Fast Track Designation for Lomecel-B™ for HLHS. Longeveron is currently conducting a controlled Phase 2 trial (“ELPIS II”) to compare the effects of Lomecel-B™ as an adjunct therapeutic versus standard-of-care (HLHS surgery alone). We hope that a positive outcome could add to the clinical data suggesting the functional and clinical benefit of Lomecel-B™ as part of standard-of-care treatment in HLHS patients.

Alzheimer’s Disease

In September 2023, we completed our Phase 2a AD clinical trial, known as the CLEAR MIND trial. This trial enrolled patients with mild Alzheimer’s disease and was designed as a randomized, double-blind, placebo-controlled study across ten U.S. centers. Our primary objective was to assess safety, and we tested three distinct Lomecel-BTM dosing regimens against placebo.

The study demonstrated positive results. Notably, all Lomecel-B™ treatment groups met the safety primary endpoint and showed slowing/prevention of disease worsening relative to placebo. There were statistically significant improvements in the secondary efficacy endpoint, composite Alzheimer’s disease score (“CADS”) for both the low-dose Lomecel-BTM group and the pooled treatment groups compared to placebo. Other doses also indicated promising results in slowing/prevention of disease worsening. Additionally, a statistically significant improvement versus placebo was observed in the cognitive assessment (“MoCA”) and in the activity of daily living observed by a caregiver and measured by Alzheimer’s Disease Cooperative Study Activities of Daily Living (“ADCS-ADL”). These findings support both the safety and potential therapeutic benefit of Lomecel-BTM in managing mild Alzheimer’s disease, and we believe lays the foundation for subsequent trials in this indication.

Aging-related Frailty

Improvement of the quality of life for the aging population is one of the strategic directions of the Company. Life expectancy has substantially increased over the past century due to medical and public health advancements. However, this longevity increase has not been paralleled by health span — the period of time one can expect to live in relatively good health and independence. For many developed and developing countries, health span lags life-expectancy by over a decade. This has placed tremendous strain on healthcare systems in the management of aging-related ailments and presents additional socioeconomic consequences due to patient decreased independence and quality-of-life. Since these strains continue to increase with demographic shifts towards an increasingly older population, improving health span has become a priority for health agencies, such as the National Institute on Aging (“NIA”) of the National Institutes of Health (“NIH”), the Japanese Pharmaceuticals and Medical Devices Agency (“PMDA”), and the European Medicines Agency (“EMA”). As we age, we experience a decline in our own stem cells, a decrease in immune system function (known as “immunosenescence”), diminished blood vessel functioning, chronic inflammation (known as “inflammaging”), and other aging-related alterations that affect biological functioning. Our preliminary clinical data suggest that Lomecel-B™ may potentially address these problems through multiple potential mechanisms of action (“MOAs”) that simultaneously target key aging-related processes. We previously completed our Phase 2b trial in Aging-related Frailty and are continuing to use Lomecel-B™ in registry trials in The Bahamas, which we hope may be considered as part of the real-world data generation for this indication.

Implication of Being an Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, (2) the last day of the fiscal year in which we have total annual gross revenues of at least $1.235 billion, (3) the date on which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our Class A common stock held by non-affiliates exceeded $700.0 million as of the last business day of our most recently completed second fiscal quarter or (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company, we may (i) reduce our executive compensation disclosure; (ii) present only two years of audited financial statements, plus unaudited condensed financial statements for any interim period, and correspondingly reduced Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure; (iii) avail ourselves of the exemption from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002; and (iv) not require stockholder non-binding advisory votes on executive compensation or golden parachute arrangements.

We have availed ourselves in this prospectus of the reduced reporting requirements described above. As a result, the information that we provide stockholders may be less comprehensive than what you might receive from other public companies. When we are no longer deemed to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above. We have elected to avail ourselves of the exemption that allows emerging growth companies to extend the transition period for complying with new or revised financial accounting standards. This election is irrevocable.

We are also currently a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our public float is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our public float is less than $700.0 million measured on the last business day of our second fiscal quarter. In the event that we are still considered a “smaller reporting company,” at such time as we cease being an “emerging growth company,” the disclosure we will be required to provide in our SEC filings will increase but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Summary of Clinical Development Strategy

Our core strategy is to become a world-leading regenerative medicine company through the development, approval, and commercialization of novel cell therapy products for unmet medical needs, with a focus on HLHS. Key elements of our current business strategy are as follows.

•        Execution of ELPIS II, a Phase 2 randomized controlled trial set forth in greater detail below, to measure the efficacy of Lomecel-B™ in HLHS. This trial is ongoing and is being conducted in collaboration with the National Heart, Lung, and Blood Institute (“NHLBI”) through grants from the NIH.

•        Continue to pursue the therapeutic potential of Lomecel-B™ in mild AD. We completed a Phase 2a trial, the (“CLEAR MIND Trial”), which demonstrated the potential benefits of Lomecel-B™ over placebo to maintain cognitive function and slow deterioration of brain structure atrophy, with no safety issues observed. Specifically, the safety primary endpoint was met across all study groups and the trial demonstrated a statistical significance in the second CADS endpoint. Overall, in Lomecel-B™ groups, brain magnetic resonance imaging (“MRI”) demonstrated whole brain volume loss slowed accompanied by significant preservation of left hippocampal volume relative to placebo. We plan to continue to analyze the data in order to further develop our clinical development strategy. Our objective is to forge strategic collaborations for the advancement of Lomecel-B™ in addressing AD. We are actively in pursuit of a partnership to propel this initiative forward.

•        Limited focus on our international program. In line with the Company’s strategic direction for 2024 and moving forward to focus on HLHS and AD as set forth previously, the Company has discontinued its clinical trial in Japan to evaluate Lomecel-B™ for Aging-related Frailty. The Company will continue to enroll patients on the Frailty and Cognitive Impairment registry trials in The Bahamas and plans to also launch an Osteoarthritis registry trial.

•        Expand our manufacturing capabilities. We operate a current good manufacturing practice (“cGMP”)-compliant manufacturing facility and produce our own product candidates for testing. We continue to improve and expand our capabilities with the goal of achieving cost-effective manufacturing that may potentially satisfy future commercial demand for potential Lomecel-B™ commercialization for our primary indication, HLHS.

•        Collaborative arrangements and out-licensing opportunities. We will be opportunistic and consider entering into co-development, out-licensing, or other collaboration agreements for the purpose of eventually commercializing Lomecel-B™ and other products domestically and internationally if appropriate approvals are obtained.

•        Product candidate development pipeline through internal research and development, and in-licensing. Through our research and development program, and through strategic in-licensing agreements, or other business development arrangements, we intend to actively explore promising potential additions to our pipeline.

•        Continue to expand our intellectual property portfolio. Our intellectual property is vitally important to our business strategy, and we have taken and continue to take significant steps to develop this property and protect its value. Results from our ongoing research and development efforts are intended to add to our existing intellectual property portfolio.

Clinical Development Pipeline in 2024

We are currently in clinical development of a single product, Lomecel-B™ for three potential indications:

Indication	Geography	Phase 1	Phase 2	Phase 3
HLHS	U.S.
Aging-related Frailty*	U.S.
Alzheimer’s disease	U.S.

Figure 1: Lomecel-B™ clinical development pipeline

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*        Not currently active for 2024

Hypoplastic Left Heart Syndrome (HLHS).    The FDA granted Lomecel-B™ for the treatment of HLHS a Rare Pediatric Disease (“RPD”) Designation (on November 8, 2021), Orphan Drug Designation (“ODD”) (on December 2, 2021), and Fast Track Designation (on August 24, 2022). HLHS is a rare congenital heart condition affecting approximately 1,000 newborns in the US annually. HLHS is a birth defect that affects normal blood flow through the heart. As the baby develops during pregnancy, the left side of the heart does not form correctly. It is one type of congenital heart defect present at birth. Because a baby with this defect needs surgery or other procedures soon after birth, HLHS is considered a critical congenital heart defect. To prevent certain death shortly after birth, these babies undergo a series of three heart surgeries (staged surgical palliation) that converts the normally 4-chamber heart into a 3-chamber one with a single ventricle (the right ventricle) supporting systemic circulation. Despite these life-saving surgeries, HLHS patients nevertheless still have high early mortality and morbidity rates due primarily to heart failure.

We are currently conducting an ongoing Phase 2 clinical trial (ELPIS II) under FDA IND 017677. ELPIS II is a multi-center, randomized, double-blind, controlled clinical trial designed to evaluate Lomecel-B™ as an adjunct therapy to the standard-of-care second-stage HLHS heart reconstructive surgery which is typically performed at 4-6 months after birth. The primary objective is to evaluate change in right ventricular ejection fraction after Lomecel-B™ treatment versus standard-of-care surgery alone (38 subjects total: 19 per arm). This trial is over 50% enrolled and is funded in part by the NHLBI/NIH. While we cannot predict a specific time when the trial will be fully enrolled, the current plan is that enrollment will be completed in 2024.

ELPIS II is a next-step trial to our completed 10-patient open-label Phase 1 trial (ELPIS I) under the same IND. This Phase 1 trial was designed to evaluate the safety and tolerability of Lomecel-B™ as an adjunct to the second-stage HLHS surgery, and to obtain preliminary evidence of Lomecel-B™ effect to support a next-phase trial. The primary safety endpoint was met: no major adverse cardiac events (“MACE”) or treatment-related infections during the first month post-treatment, and no triggering of stopping rules. Furthermore, fluid-based and imaging biomarker data supported multiple potentially relevant mechanisms-of-action of Lomecel-B™, and the potential to improve post-surgical heart function. In addition to the 12-month follow-up evaluation on ELPIS, we continue to follow these patients on an annual basis. As of February 2024, all 10 patients have survived (100%), seven of the patients have reached the age of five and have successfully undergone the third-stage surgery, and two of them have reached the age of six years old, all without the need for a heart transplantation. Based on historical data, over 15% of patients would be expected to have received a heart transplant or have died within three years after the second-stage surgery, rising to nearly 20% by five years. We intended to continue to follow-up with these patients for up to an additional five years, until all patients reach ten years of age.

We are prosecuting a number of patent applications relating to the administration of mesenchymal stem cells for treating HLHS in Canada, Japan, Taiwan, the United States and the Bahamas, with applications having also been ordered for filing in Australia, China, South Korea, and the European Patent Office.

Alzheimer’s disease.    AD, a devastating neurologic disease leading to cognitive decline, currently has very limited therapeutic options. An estimated 6.7 million Americans aged 65 and older have AD, and this number is projected to more than double by 2060. Lomecel-B™ treated patients showed an overall slowing/prevention of disease worsening compared to placebo in the completed Phase 2a study (CLEAR MIND) as previously detailed and met its primary endpoint of safety. These results are consistent with those of our earlier Phase I study2. As previously indicated, we are actively in pursuit of a partnership to propel our AD initiative forward.

Aging-related Frailty.    Aging-related Frailty is a life-threatening geriatric condition that disproportionately increases risks for poor clinical outcomes from disease and injury. While the definition of Aging-related Frailty lacks consensus, would be a new indication from a regulatory standpoint, and has no approved pharmaceutical or biologic treatments, there are a number of companies now working to develop potential therapeutics for this unmet medical need.

We have previously completed two U.S. clinical trials under FDA IND 016644. One is a multicenter, randomized, placebo-controlled Phase 2b trial which showed that a single infusion of Lomecel-B™ significantly improved 6-Minute Walk Test (“6MWT”) distance 9 months after infusion (although results were inconclusive at six months after infusion), and also showed a dose-dependent increase in 6MWT distance 6 months after infusion. The second is a multicenter, randomized, placebo-controlled Phase 1/2 trial (“HERA Trial”) intended primarily to evaluate safety, and explore the effect Lomecel-B™ may have on specific biomarkers of immune system function in older, frail individuals receiving the high dose influenza vaccine, as well as to evaluate the potential effects of Lomecel-B™ on signs and symptoms of Aging Frailty. Results from this study showed that Lomecel-B™ was generally safe and well tolerated in patients with Aging-related Frailty. Additionally, hemagglutinin inhibition (“HAI”) assay results in the Lomecel-B™ and placebo groups to influenza were not statistically different, indicating Lomecel-B™ does not suppress the immune system.

Recent Developments

October 2023 Offering

On October 11, 2023, we entered into a securities purchase agreement with an institutional accredited investor relating to the registered direct offering and sale of an aggregate of 236,500 shares of our Class A common stock, par value $0.001 per share and pre-funded warrants to purchase up to 5,925 shares of Class A common stock at an exercise price of $0.001 per share, at a purchase price of $16.50 per share of Class A common stock and a purchase price of $16.499 per pre-funded warrant (the “October registered direct offering”). The equity issued in the October registered

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2        Mark Brody, Marc Agronin, Brad J. Herskowitz, Susan Y. Bookheimer, Gary W. Small, Benjamin Hitchinson, Kevin Ramdas, Tyler Wishard, Katalina Fernández McInerney, Bruno Vellas, Felipe Sierra, Zhijie Jiang, Lisa McClain-Moss, Carmen Perez, Ana Fuquay, Savannah Rodriguez, Joshua M. Hare, Anthony A. Oliva Jr., Bernard Baumel. “Results and insights from a phase I clinical trial of Lomecel-B™ for Alzheimer’s disease” (2023) Alzheimer’s & Dementia: The Journal of the Alzheimer’s Association 19:261-273.

direct offering were offered by us pursuant to a prospectus supplement, dated October 11, 2023, and accompanying prospectus, in connection with a takedown from our shelf registration statement on Form S-3 (File No. 333-264142), which was declared effective by the SEC on April 14, 2022. On October 17, 2023, the pre-funded warrants were exercised in full and the pre-funded warrant shares were subsequently issued.

In a concurrent private placement, we also sold unregistered Series A warrants to purchase up to an aggregate of 242,425 shares of our Class A common stock and unregistered Series B warrants to purchase up to an aggregate of 242,425 shares of our Class A common stock (the “October private placement warrants”). The unregistered Series A warrants have an exercise price of $16.50 per share, became exercisable on December 26, 2023, which was the effective date of stockholder approval of the issuance of the shares issuable upon exercise of the Series A warrants, and expire on April 13, 2029. The unregistered Series B warrants have an exercise price of $16.50 per share, became exercisable on December 26, 2023, and expire on April 14, 2025. The holder may not exercise any portion of the October private placement warrants to the extent they would own more than 4.99% of the Company’s outstanding Class A common stock immediately after exercise.

In addition to cash fees, the placement agent in the offering received warrants to purchase up to 16,971 shares of Class A common stock (the “October placement agent warrants”), which represented 7.0% of the aggregate number of shares of Class A common stock sold in the October registered direct offering. The October placement agent warrants have substantially the same terms as the October private placement warrants, except that the October placement agent warrants have an exercise price equal to $20.625, or 125% of the offering price per share of Class A common stock sold in the October registered direct offering, and expire on October 11, 2028. In addition, under the terms of the engagement letter with the placement agent, upon any exercise for cash of any Series B warrants issued to investors in the October private placement, we will issue to the placement agent, within five (5) business days of our receipt of the exercise price for the Series B warrants, warrants to purchase 7.0% of the Series B warrants that have been exercised.

The shares of Class A common stock underlying the October private placement warrants and the October placement agent warrants were registered on a Form S-1 resale registration statement declared effective November 21, 2023.

In connection with this offering, on April 8, 2024, the Company also entered into an agreement (the “Warrant Amendment”) to amend the October private placement warrants to (i) reduce the Exercise Price (as defined therein) of the October private placement warrants to $2.35 per share from $16.50 per share and (ii) amend the expiration date of the Series A Warrants to five and one-half (5.5) years following the closing of this offering, and the Series B Warrants to eighteen (18) months following the closing of this offering, in each case for a payment by the holder of $0.125 per amended warrant. The Warrant Amendment is effective upon the closing of this offering.

December 2023 Offering

On December 20, 2023, we entered into a securities purchase agreement with an institutional accredited investor relating to the registered direct offering and sale of an aggregate of 135,531 shares of our Class A common stock, par value $0.001 per share, at a purchase price of $17.45 per share of Class A common stock and associated warrant (the “December registered direct offering”). The equity issued in the December registered direct offering were offered by us pursuant to a prospectus supplement, dated October 11, 2023, and accompanying prospectus, in connection with a takedown from our shelf registration statement on Form S-3 (File No. 333-264142), which was declared effective by the SEC on April 14, 2022.

In a concurrent private placement, we also sold unregistered Class A common warrants to purchase up to an aggregate of 135,531 shares of our Class A common stock (the “December private placement warrants”). The unregistered December private placement warrants have an exercise price of $16.20 per share, became exercisable on December 22, 2023, and expire on June 22, 2029.

In addition to cash fees, the placement agent in the offering also received warrants to purchase up to 9,489 shares of Class A common stock (the “December placement agent warrants” and together with the December private placement warrants, the “December warrants”), which represented 7.0% of the aggregate number of shares of Class A common stock sold in the December registered direct offering. The December placement agent warrants have substantially the same terms as the December private placement warrants, except that the December placement agent warrants have an exercise price equal to $21.813, or 125% of the offering price per share of Class A common stock sold in the December registered direct offering, and expire on December 20, 2028.

Pursuant to the terms of the purchase agreement, we agreed that, as soon as practicable (and in any event within 45 calendar days of the date of the purchase agreement), we will file a registration statement on Form S-1 providing for the resale by the purchaser of the shares issued and issuable upon exercise of the December warrants. We agreed to use commercially reasonable efforts to cause such registration statement to become effective within 120 days following the December 22, 2023 closing date and to keep such registration statement effective at all times until purchaser does not own any December private placement warrants or shares issuable upon exercise thereof.

Reverse Split

On March 26, 2024, we effected the Reverse Split of our common stock. The Reverse Split reduced the aggregate number of outstanding shares of Class A common stock on a pre-reverse split basis from 10,342,760 to 1,101,254 on a post-reverse split basis, and the aggregate number of outstanding shares of Class B common stock from 14,839,993 on a pre-reverse split basis to 1,484,005 on a post-reverse split basis. The number of authorized shares of the Company’s capital stock remains unchanged at 105,000,000 shares, consisting of 84,295,000 shares of Class A common stock, 15,705,000 shares of Class B common stock and 5,000,000 shares of preferred stock.

Unless otherwise noted, the share numbers, the per share numbers, option numbers, warrant numbers, other derivative security numbers and exercise prices appearing in this prospectus, including those as of dates prior to the completion of the Reverse Split, have been adjusted to give effect to the Reverse Split, however, our annual, periodic and current reports, and all other information and documents incorporated by reference into this prospectus that were filed prior to March 19, 2024, do not give effect to the Reverse Split.

Notice from Nasdaq

On March 4, 2024, we received a notice from Nasdaq that our Class A common stock did not meet the $1.00 minimum bid price required for continued listing on the Nasdaq Capital Market (the “Minimum Bid Price Requirement”). The receipt of this letter does not result in the immediate delisting of the Company’s Class A common stock and we have an initial period of 180 calendar days (the “Compliance Period”) to regain compliance with the Minimum Bid Requirement.

If, at any time during the Compliance Period the bid price closes at $1.00 or more per share for a minimum of 10 consecutive business days (subject to Staff’s discretion to increase the minimum period to up to 20 consecutive business days under certain conditions), the Staff would provide written notification to the Company that it again complies with the Minimum Bid Price Requirement and the Class A common stock will continue to be eligible for listing on the Nasdaq Capital Market unless other eligibility deficiencies exist. However, if our Class A common stock has a closing bid price of $0.10 or less for ten consecutive trading days during the Compliance Period, Nasdaq can issue a Staff Determination Letter, which, unless appealed, would subject our Class A common shares to immediate suspension and delisting.

If the Company were to not regain compliance with the Minimum Bid Price Requirement by the end of the Compliance Period, the Company could be eligible for an additional 180 calendar day compliance period. To qualify, the Company would be required to meet the continued listing requirements for the market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and would need to provide written notice to Nasdaq of its intention to cure the deficiency during the additional compliance period.

If it appears to the Staff that the Company would not be able to cure the deficiency, the Staff will provide written notice to the Company that its Class A common stock will be subject to delisting. At that time, the Company can appeal the Staff’s delisting determination to a Nasdaq Hearing Panel (the “Panel”). The Company expects that its Class A common stock would remain listed pending the Panel’s decision. There can be no assurance that, if the Company did appeal the Staff’s delisting determination to the Panel, such appeal would be successful.

In the event of a delisting from the Nasdaq Capital Market, our Class A common stock would likely be traded in the over-the-counter inter-dealer quotation system, more commonly known as the OTC. OTC transactions involve risks in addition to those associated with transactions in securities traded on the securities exchanges, such as the Nasdaq Capital Market, or Exchange-listed stocks. Many OTC stocks trade less frequently and in smaller volumes than Exchange-listed stocks. Accordingly, our Class A common stock would be less liquid than it would be otherwise. Also, the prices of OTC stocks are often more volatile than Exchange-listed stocks. Additionally, many institutional investors are prohibited from investing in OTC stocks, and it might be more challenging to raise capital when needed.

Risks of Investing

Investing in our securities involves substantial risks. Potential investors are urged to read and consider the risk factors relating to an investment in the offered securities set forth under “Risk Factors” in this prospectus as well as other information we include in this prospectus.

Corporate Information

We were initially formed as a Delaware limited liability company in October 2014. As part of our initial public offering (“IPO”) in February 2021, Longeveron LLC converted into a Delaware corporation pursuant to a statutory conversion, and changed its name to Longeveron Inc. Additional information about us is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Our principal executive offices are located at 1951 NW 7th Avenue, Suite 520, Miami, Florida 33136, and our telephone number is (305) 909-0840. Our website address is www.longeveron.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

THE OFFERING

Common stock offered by us

661,149 shares of our Class A common stock, pre-funded warrants to purchase 1,572,894 shares of Class A common stock, and Class A common warrants to purchase up to an aggregate of 2,234,043 shares of Class A common stock. The shares of Class A common stock (or pre-funded warrants to purchase shares of Class A common stock, as applicable) and Class A common warrants are immediately separable and will be issued separately in this offering but must initially be purchased together in this offering. Each Class A common warrant has an exercise price of $2.35 per share of Class A common stock, will be exercisable upon issuance and will expire on the fifth anniversary of the original issuance date. We are also registering 3,963,320 shares of Class A common stock issuable upon exercise of the Class A common warrants, pre-funded warrants and the Placement Agent Warrants pursuant to this prospectus. Certain board members and insiders of the Company have indicated an interest in participating in the offering in an aggregate amount of up to $750,000, at the same terms and conditions.

Pre-funded warrants offered by us

We are also offering to those purchasers whose purchase of the Class A common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the purchaser, 9.99%) of our outstanding Class A common stock immediately following consummation of this offering, pre-funded warrants to purchase 1,572,894 shares of Class A common stock, in lieu of the Class A common stock that would otherwise result in ownership in excess of 4.99% (or 9.99%, as applicable) of our outstanding Class A common stock. Each pre-funded warrant will be exercisable for one share of Class A common stock at an exercise price of $0.001 per share.

The purchase price of each pre-funded warrant and accompanying Class A common warrant will equal the price per share of Class A common stock and accompanying Class A common warrant being sold to the public in this offering, minus $0.001.

Each pre-funded warrant will be immediately exercisable and may be exercised at any time until exercised in full. There is no expiration date for the pre-funded warrants. To better understand the terms of the pre-funded warrants, you should carefully read the “Description of Securities We Are Offering” section of this prospectus. You should also read the form of pre-funded warrant, which is filed as an exhibit to the registration statement that includes this prospectus.

Class A common warrants to be offered by us

Each share of our Class A common stock and each pre-funded warrant to purchase one share of our Class A common stock is being sold together with a Class A common warrant to purchase one share of our Class A common stock. Each Class A common warrant will have an exercise price of $2.35 per share (representing 100% of the price at which a share of common stock and accompanying Class A common warrant are sold to the public in this offering), will be immediately exercisable and will expire on the fifth (5th) anniversary of the original issuance date.

The shares of Class A common stock and pre-funded warrants, and the accompanying Class A common warrants, as the case may be, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. This prospectus also relates to the offering of the shares of Class A common stock issuable upon exercise of the Class A common warrants. Because we will issue a Class A common warrant for each share of our Class A common stock and for each pre-funded Warrant sold in this offering, the number of Class A common warrants sold in this offering will not change as a result of a change in the mix of the shares of our Class A common stock and pre-funded Warrants sold.

Common stock to be outstanding after this offering(1)

3,335,297 shares of Class A common stock (assuming the full exercise of the pre-funded warrants, and no exercise of the Class A common warrants being offered in this offering), and 1,484,005 shares of Class B common stock.

Use of Proceeds

We estimate that the net proceeds of this offering after deducting placement agent fees and all estimated offering expenses, will be approximately $4.46 million, assuming full exercise of the pre-funded warrants but no exercise of the Class A common warrants.

We are conducting this offering to provide funding for our ongoing clinical and regulatory development of Lomecel-B™ for the treatment of several disease states and indications, including HLHS and Alzheimer’s disease, obtaining regulatory approvals, capital expenditures, working capital and other general corporate purposes. See “Use of Proceeds” for a more detailed description of the intended use of proceeds from this offering.

Nasdaq Capital Market Symbol for Class A common stock

LGVN

We do not intend to apply for the listing of the pre-funded warrants or Class A common warrants on any national securities exchange or other trading system. Without an active trading market, the liquidity of the pre-funded warrants and Class A common warrants will be limited.

Lock-up Agreements

The Company and our directors and officers have agreed with the placement agent, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our common stock or securities convertible into or exercisable or exchangeable for our common stock for a period of forty-five (45) days after the closing of this offering. See “Plan of Distribution” for more information.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” for important information.

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(1)      The number of shares of common stock to be outstanding after this offering is based on 1,101,254 shares of Class A common stock and 1,484,005 shares of Class B common stock outstanding as of April 8, 2024 as adjusted for the Reverse Split, and excludes:

•        any shares of Class A common stock issuable upon conversion of existing Class B common stock;

•        5,536 shares of Class A common stock issuable upon exercise of outstanding warrants at an exercise price of $120.00 per share;

•        116,935 shares of Class A common stock issuable upon the exercise of outstanding warrants at an exercise price of $52.50 per share;

•        4,679 shares of Class A common stock issuable upon the exercise of outstanding warrants at an exercise price of $175.00 per share;

•        484,850 shares of Class A common stock issuable upon exercise of outstanding October private placement warrants at an exercise price of $2.35 per share, pursuant to the Warrant Amendment dated April 8, 2024, which shall be effective upon closing of this offering;

•        16,971 shares of Class A common stock issuable upon exercise of outstanding October placement agent warrants at an exercise price of $20.625 per share;

•        135,531 shares of Class A common stock issuable upon the exercise of outstanding December private placement warrants at an exercise price of $16.20 per share;

•        9,489 shares of Class A common stock issuable upon the exercise of outstanding December placement agent warrants at an exercise price of $21.813 per share;

•        6,183 shares issuable upon the vesting of RSUs under the Company’s 2021 Incentive Award Plan; and

•        42,200 stock options outstanding with an average exercise price as of February 23, 2024 of $48.61 issuable under the Company’s 2021 Incentive Award Plan.

Unless otherwise indicated, all information in this prospectus supplement assumes (i) no exercise of outstanding options or warrants, (ii) no exercise of the Class A common warrants to be sold in this offering or the Placement Agent Warrants to purchase up to 156,383 shares at an exercise price of $2.9375 per share to be issued as compensation to the placement agent (or its designees) in connection this offering, and (iii) the exercise for cash of all pre-funded warrants issued in this offering.

Certain of our board members and insiders have indicated an interest in participating in the offering in an aggregate amount of up to $750,000, at the same terms and conditions as the other investors in this offering.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

In this document, the terms “Longeveron,” “Company,” “Registrant,” “we,” “us,” and “our” refer to Longeveron Inc. we have no subsidiaries.

This prospectus contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect our current expectations about our future results, performance, prospects and opportunities. Such forward-looking statements can involve substantial risks and uncertainties. All statements other than statements of historical facts contained herein, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, future revenue, timing and likelihood of success, plans and objectives of management for future operations, future results of anticipated products and prospects, plans and objectives of management are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•        our cash position and need to raise additional capital, the difficulties we may face in obtaining access to capital, and the dilutive impact it may have on our investors;

•        our financial performance, ability to continue as a going concern and ability to regain compliance and remain listed on the Nasdaq Capital Market;

•        the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements;

•        the ability of our clinical trials to demonstrate safety and efficacy of our product candidates, and other positive results;

•        the timing and focus of our ongoing and future preclinical studies and clinical trials, and the reporting of data from those studies and trials;

•        the size of the market opportunity for our product candidates, including our estimates of the number of patients who suffer from the diseases we are targeting;

•        the success of competing therapies that are or may become available;

•        the beneficial characteristics, safety, efficacy and therapeutic effects of our product candidates;

•        our ability to obtain and maintain regulatory approval of our product candidates in the U.S., Japan, The Bahamas, and other jurisdictions;

•        our plans relating to the further development of our product candidates, including additional disease states or indications we may pursue;

•        our plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available and our ability to avoid infringing the intellectual property rights of others;

•        the need to hire additional personnel and our ability to attract and retain such personnel; and

•        our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for management to predict all risk factors, nor can we assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider and read carefully all of the risks and uncertainties described below, as well as risk factors and other information contained in this prospectus and which is incorporated by reference in our most recent Annual Report on Form 10-K, before making an investment decision with respect to our securities. The occurrence of any of the following risks or those incorporated by reference, or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could materially and adversely affect our business, financial condition, results of operations or cash flows. In any such case, the market price of our Class A common stock could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements and estimates that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including the risks and uncertainties described below and those incorporated by reference.

Risks Related to This Offering

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including: (i) timely delivery of shares; (ii) agreement to not enter into variable rate financings for one (1) year from closing, subject to certain exceptions; (iii) agreement to not enter into any financings for forty-five (45) days from closing; and (iv) indemnification for breach of contract.

This is a best efforts offering, with no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans, nor will investors in this offering receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our business goals and continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds to complete such short-term operations. Such additional capital may not be available or available on terms acceptable to us, or at all.

There is no required minimum number of securities that must be sold as a condition to completion of this offering, and we have not, nor will we, establish an escrow account in connection with this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth herein. Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in us, but we are unable to fulfill our objectives due to a lack of interest in this offering. Further, because there is no escrow account in operation and no minimum investment amount, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. Investor funds will not be returned under any circumstances whether during or after the offering.

We have broad discretion in how we use the net proceeds of this offering, and we may not use these proceeds effectively or in ways with which you agree.

Our management will have broad discretion as to the application of the net proceeds of this offering and could use them for purposes other than those contemplated at the time of the offering. We intend to use the net proceeds, if any, from this offering to provide funding for our ongoing clinical and regulatory development of Lomecel-B™ for the treatment of several disease states and indications, including HLHS and Alzheimer’s Disease, obtaining regulatory approvals, capital expenditures, working capital and other general corporate purposes. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our Class A common stock or other securities. See the section of this prospectus titled “Use of Proceeds.”

Raising additional capital may cause future dilution to our stockholders, restrict our operations or require us to relinquish rights to our technologies or current product candidates.

Until such time, if ever, as we can generate the cash we need from operations, we expect to finance our cash needs through a combination of private and public equity offerings, debt financings, collaborations, strategic alliances and marketing, distribution or licensing arrangements. We do not currently have any committed external source of funds and in order to raise additional capital, we may offer and issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock in the future. We are generally not restricted from issuing additional securities, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The issuance of securities in future offerings may cause further dilution to our stockholders, including investors in this offering. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing other securities in the future could have rights superior to existing stockholders. To the extent that we raise additional capital through the sale of Class A common stock or securities convertible into or exchangeable for Class A common stock, the ownership interest of our shareholders will be diluted, and the terms of these new securities may include liquidation or other preferences that materially adversely affect the rights of our shareholders. Debt financing, if available, would increase our fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

If we raise funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third-parties, we may have to relinquish valuable rights to our intellectual property, future revenue streams, research programs or current or future product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds when needed, we may be required to delay, scale back or discontinue the development and commercialization of one or more of our product candidates, delay our pursuit of potential licenses or acquisitions, or grant rights to develop and market current or future therapeutic candidates that we would otherwise prefer to develop and market ourselves.

In addition, we have a significant number of stock options, restricted stock units and warrants outstanding. To the extent that outstanding stock options or warrants have been or may be exercised or other shares issued, you may experience further dilution.

A substantial number of shares of our Class A common stock are being sold in this offering, which could cause the price of our Class A common stock to decline.

In this offering we are selling 661,149 shares of Class A common stock and pre-funded warrants exercisable for 1,572,894 shares of Class A common stock. In addition, we are also selling Class A common warrants to purchase 2,234,043 shares of Class A common stock. In the aggregate, the maximum shares that could be issued in this offering represent approximately 180% of our outstanding Class A common stock and Class B common stock as of April 8, 2024, after giving effect to this offering. This sale and any future sales of a substantial number of shares of our Class A common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Class A common stock on the Nasdaq Capital Market. We cannot predict the effect, if any, that market sales of those shares of Class A common stock or the availability of those shares of Class A common stock for sale will have on the market price of our Class A common stock.

We do not currently intend to pay dividends on our Class A common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation of the value of our Class A common stock.

We have never declared or paid any cash dividends on our equity securities. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to any appreciation in the value of our Class A common stock, which is not certain.

The price of our Class A common stock may be volatile or may decline regardless of our operating performance, and shareholders may not be able to resell their shares at or above the price at which they purchase those shares.

Trading volume in shares of our Class A common stock on the Nasdaq Capital Market has been limited. You may not be able to sell your shares quickly or at the market price if trading in shares of our Class A common stock is not active. An active or liquid market in our Class A common stock may not develop or, if it does develop, it may not sustain. As a result of these and other factors, shareholders may not be able to resell their shares of our Class A common stock at or above the price at which they purchase those shares in this offering.

Further, an inactive market may also impair our ability to raise capital by selling shares of our Class A common stock and may impair our ability to enter into strategic collaborations or acquire companies or products by using our shares of Class A common stock as consideration.

If you purchase our securities in this offering, you may incur immediate and substantial dilution in the book value of your shares of Class A common stock.

You may suffer immediate and substantial dilution in the net tangible book value of the Class A common stock you purchase in this offering. Based on the effective public offering price of $2.35 per share, we estimate our as adjusted net tangible book value per share of common stock after this offering will be $1.58. As a result, purchasers of securities in this offering will experience an immediate decrease of $0.77 per share in net tangible book value of our common stock. See the section of this prospectus titled “Dilution” for a more detailed description of these factors.

There is no public market for any pre-funded warrants or the Class A common warrants sold in this offering.

There is no established public trading market for the pre-funded warrants or Class A common warrants being sold in this offering. We will not list the pre-funded warrants or Class A common warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Capital Market. Therefore, we do not expect a market to ever develop for the pre-funded warrants or Class A common warrants. Without an active market, the liquidity of the pre-funded warrants and Class A common warrants will be limited.

The pre-funded warrants and Class A common warrants are speculative in nature. Holders of the pre-funded warrants and the Class A common warrants offered hereby will have no rights as common stockholders with respect to the shares our Class A common stock underlying such warrants until such holders exercise their warrants and acquire our Class A common stock, except as otherwise provided in the pre-funded warrants and the Class A common warrants.

The pre-funded warrants and Class A common warrants do not confer any rights of Class A common stock ownership on their holders, such as voting rights or the right to receive dividends, but merely represent the right to acquire shares of Class A common stock at a fixed price. Commencing on the date of issuance, holders of pre-funded warrants and Class A common warrants may exercise their right to acquire the underlying Class A common stock and pay the respective stated warrant exercise price per share. Following this offering, the market value of the Class A common warrants is uncertain and there can be no assurance that the market value of the Class A common warrants, if any, will equal or exceed their public offering prices. There can be no assurance that the market price of the shares of Class A common stock will ever equal or exceed the exercise price of the Class A common warrants, and consequently, whether it will ever be profitable for holders of Class A common warrants to exercise the Class A common warrants.

Until holders of pre-funded warrants and Class A common warrants acquire shares of our Class A common stock upon exercise thereof, holders of such pre-funded warrants and Class A common warrants will have no rights with respect to shares of our Class A common stock, except as provided in the pre-funded warrants and Class A common warrants, respectively. Upon exercise of the pre-funded warrants and Class A common warrants, such holders will be entitled to the rights of a Class A common stockholder only as to matters for which the record date occurs after the exercise date.

Resales of our shares of Class A common stock in the public market by our stockholders as a result of this offering may cause the market price of our shares of Class A common stock to fall.

We are registering 661,149 shares of Class A common stock, as well as 3,963,320 shares of Class A common stock, in the aggregate, issuable upon the exercise of the pre-funded warrants and the Class A common warrants offered under this prospectus, as well as the Placement Agent Warrants. Sales of substantial amounts of our shares of Class A common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our shares of Class A common stock. The issuance of new shares of Class A common stock could result in resales of our shares of Class A common stock by our current shareholders concerned about the potential ownership dilution of their holdings. Furthermore, in the future, we may issue additional shares of common stock or other equity or debt securities exercisable or convertible into shares of common stock. Any such issuance could result in substantial dilution to our existing shareholders and could cause our stock price to decline.

Risks Related to Our Class A Common Stock and the Securities Market

The price of our Class A common stock has been, and may continue to be, volatile, which could result in substantial or total losses for investors.

The trading price of our Class A common stock has been, and may continue to be, highly volatile and subject to wide fluctuations in response to various factors, some of which we cannot control. The stock market in general, and pharmaceutical and biotechnology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies.

Broad market and industry factors may negatively affect the market price of our Class A common stock, regardless of our actual operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere in this prospectus, these factors include:

•        the timing and results, or perception of the results, of preclinical studies and clinical trials of our product candidates or those of our competitors;

•        the success of competitive products or announcements by potential competitors of their product development efforts;

•        regulatory actions with respect to our or our competitors’ product candidates or approved products;

•        actual or anticipated changes in our growth rate relative to our competitors;

•        regulatory or legal developments in the U.S. and other countries;

•        developments or disputes concerning patent applications, issued patents or other proprietary rights;

•        the recruitment or departure of key personnel;

•        announcements by us or our competitors of significant acquisitions, strategic collaborations, joint ventures, or capital commitments;

•        actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

•        fluctuations in the valuation of companies perceived by investors to be comparable to us;

•        market conditions in the pharmaceutical and biotechnology sector;

•        changes in the structure of healthcare payment systems;

•        Class A common stock price and volume fluctuations attributable to inconsistent trading volume levels of our Class A common stock;

•        announcement or expectation of additional financing efforts;

•        sales of our Class A common stock by us, our insiders or our other stockholders;

•        expiration of market stand-off or lock-up agreements; and

•        general economic, industry and market conditions.

The realization of any of the above risks or any of a broad range of other risks, including those described in this “Risk Factors” section, could have a dramatic and adverse impact on the market price of our Class A common stock. Additionally, in the past, securities class action litigation has often been instituted against companies following periods of volatility in the market price of a company’s securities. This type of litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources.

There may not be sufficient liquidity in the market for our securities in order for investors to sell their shares.

We are a small company that is relatively unknown to stock analysts, stockbrokers, institutional investors and others in the investment community that generate or influence sales volume, and even if we came to the attention of such persons, they tend to be risk-averse and may be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. There may be periods of several days or more when trading activity in our shares is minimal as compared to a mature issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. It is possible that a broader or more active public trading market for our Class A common stock will not develop or be sustained, or that trading levels will not continue. These factors may materially adversely affect the market price of our Class A common stock, regardless of our performance.

We will need to raise substantial additional funding. If we are unable to raise capital when needed, we could be forced to delay, scale back or discontinue some of our therapeutic candidate development programs or commercialization efforts.

The development of pharmaceutical drugs is capital intensive. We are currently advancing Lomecel-BTM into clinical development. Our current cash resources are insufficient to fund our planned operations or development plans beyond the beginning of the second quarter of 2024. We will require additional funds to advance further. If we are capital constrained, we may not be able to meet our obligations. If we are unable to meet our obligations, or we experience a disruption in our cash flows, it could limit or halt our ability to continue to develop our current product candidate or even to continue operations, either of which occurrence would have a material adverse effect on us.

We expect our expenses to continue to increase in connection with our ongoing activities, particularly as we continue the research and development of, advance the preclinical and clinical activities of, and seek marketing approval for, our current product candidate. In addition, if we obtain marketing approval for any of our current or future product candidates, we expect to incur significant commercialization expenses related to sales, marketing, manufacturing and distribution. We may also need to raise additional funds sooner if we choose to pursue additional indications and/or geographies for our current product candidate or otherwise expand more rapidly than we presently anticipate. Furthermore, we expect to continue to incur significant costs associated with operating as a public company. If we are unable to raise capital when needed, we could be forced to delay, scale back or discontinue the development and commercialization of one or more of our therapeutic candidates, delay our pursuit of potential licenses or acquisitions, or significantly reduce our operations.

We expect that the net proceeds from recent offerings, together with our existing cash, will be sufficient to fund our operations only for various amounts of time in 2024 depending on the amount of net proceeds we obtain. Our future capital requirements will depend on and could increase significantly as a result of many factors, including:

•        the scope, progress, results and costs of drug discovery, preclinical development, laboratory testing and clinical trials for our current or future therapeutic candidates;

•        the potential additional expenses attributable to adjusting our development plans (including any supply-related matters) to the COVID-19 pandemic;

•        the scope, prioritization and number of our research and development programs;

•        the costs, timing and outcome of regulatory review of our current or future therapeutic candidates;

•        our ability to establish and maintain collaborations on favorable terms, if at all;

•        the achievement of milestones or occurrence of other developments that trigger payments under any additional collaboration agreements we obtain;

•        the extent to which we are obligated to reimburse, or are entitled to reimbursement of, clinical trial costs under future collaboration agreements, if any;

•        the costs of preparing, filing and prosecuting patent applications, maintaining and enforcing our intellectual property rights and defending intellectual property-related claims;

•        the extent to which we acquire or license other current or future therapeutic candidates and technologies;

•        the costs of securing manufacturing arrangements for commercial production; and

•        the costs of establishing or contracting for sales and marketing capabilities if we obtain regulatory approvals to market our current or future therapeutic candidates.

Identifying potential current or future product candidates and conducting preclinical testing and clinical trials is a time-consuming, expensive and uncertain process that takes years to complete, and we may never generate the necessary data or results required to obtain marketing approval and achieve drug sales.

In addition, our current or future product candidates, if approved, may not achieve commercial success. Our commercial revenues, if any, will be derived from sales of drugs that we do not expect to be commercially available for many years, if ever. Accordingly, we will need to continue to rely on additional funding to achieve our business objectives.

Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our current or future therapeutic candidates.

Disruptions in the financial markets in general have made equity and debt financing more difficult to obtain and may have a material adverse effect on our ability to meet our fundraising needs. We cannot guarantee that future financing will be available in sufficient amounts or on terms favorable to us, if at all. Moreover, the terms of any financing may adversely affect the holdings or the rights of our stockholders and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our Class A common stock to decline. The sale of additional equity or convertible securities would dilute all of our stockholders. The incurrence of indebtedness could result in fixed payment obligations, and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. We could also be required to seek funds through arrangements with collaborators or otherwise at an earlier stage than otherwise would be desirable and we may be required to relinquish rights to some of our technologies or current or future therapeutic candidates or otherwise agree to terms unfavorable to us, any of which may have a material adverse effect on our business, operating results and prospects.

If we are unable to obtain funding on a timely basis, we may be required to significantly delay, scale back or discontinue one or more of our research or development programs or the commercialization of any therapeutic candidates or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, financial condition and results of operations.

We have received notice from Nasdaq that the price of our Class A common stock does not satisfy the price minimum required for the continued listing of our Class A common stock on the Nasdaq Capital Market. While we have an opportunity to cure this non-compliance, the loss of the listing of our Class A common stock on the Nasdaq Capital Market would in all likelihood result in significantly less liquidity for our Class A common stock and adversely affect its value.

On March 4, 2024, we received a notice from Nasdaq that our Class A common stock did not meet the $1.00 minimum bid price required for continued listing on the Nasdaq Capital Market (the “Minimum Bid Price Requirement”). The receipt of this letter does not result in the immediate delisting of the Company’s Class A common stock, and we have an initial period of 180 calendar days (the “Compliance Period”) to regain compliance with the Minimum Bid Price Requirement.

If, at any time during the Compliance Period the bid price closes at $1.00 or more per share for a minimum of 10 consecutive business days (subject to Staff’s discretion to increase the minimum period to up to 20 consecutive business days under certain conditions), the Staff would provide written notification to the Company that it again complies with the Minimum Bid Price Requirement and the Class A common stock will continue to be eligible for listing on the Nasdaq Capital Market unless other eligibility deficiencies exist. However, if our Class A common stock has a closing bid price of $0.10 or less for ten consecutive trading days during the Compliance Period, Nasdaq can issue a Staff Determination Letter, which, unless appealed, would subject our Class A common shares to immediate suspension and delisting. On March 26, 2024, we effected the Reverse Split on a one-for-10 basis. The liquidity of the shares of our Class A common stock may be affected adversely by the Reverse Split undertaken to address this Minimum Bid Price Requirement compliance failure, given the reduced number of shares that are outstanding following the Reverse Split. In addition, the Reverse Split increased the number of stockholders who own odd lots (less than 100 shares) of our Class A common stock, creating the potential for such stockholders to experience an increase in the cost of selling shares and greater difficulty effecting such sales.

If the Company were to not regain compliance with the Minimum Bid Price Requirement by the end of the Compliance Period, the Company could be eligible for an additional 180 calendar day compliance period. To qualify, the Company would be required to meet the continued listing requirements for the market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and would need to provide written notice to Nasdaq of its intention to cure the deficiency during the additional compliance period.

If it appears to the Staff that the Company would not be able to cure the deficiency, the Staff will provide written notice to the Company that its Class A common stock will be subject to delisting. At that time, the Company can appeal the Staff’s delisting determination to a Nasdaq Hearing Panel (the “Panel”). The Company expects that its Class A common stock would remain listed pending the Panel’s decision. There can be no assurance that, if the Company did appeal the Staff’s delisting determination to the Panel, such appeal would be successful.

In the event of a delisting from the Nasdaq Capital Market, our Class A common stock would likely be traded in the over-the-counter inter-dealer quotation system, more commonly known as the OTC. OTC transactions involve risks in addition to those associated with transactions in securities traded on the securities exchanges, such as the Nasdaq Capital Market, or Exchange-listed stocks. Many OTC stocks trade less frequently and in smaller volumes than Exchange-listed stocks. Accordingly, our Class A common stock would be less liquid than it would be otherwise. Also, the prices of OTC stocks are often more volatile than Exchange-listed stocks. Additionally, many institutional investors are prohibited from investing in OTC stocks, and it might be more challenging to raise capital when needed.

The primary intent for the Reverse Split is an anticipated increase in the price of our Class A common stock immediately following and resulting from a reverse stock split due to a reduction in the number of issued and outstanding shares of our common stock to help us meet the Minimum Bid Price Requirement. It cannot be assured that the Reverse Split will result in any sustained proportionate increase in the market price of our Class A common stock, which is dependent upon many factors, including the business and financial performance of the company, general market conditions, and prospects for future success, which are unrelated to the number of shares of our common stock outstanding. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split.

Our reverse stock split may decrease the liquidity of the shares of our Class A common stock.

On March 26, 2024, we effected the Reverse Split on a one-for-10 basis to regain compliance with the Minimum Bid Price Requirement prior to the offering described in this prospectus. The liquidity of the shares of our Class A common stock may be affected adversely by the Reverse Split given the reduced number of shares that will be outstanding following the Reverse Split. In addition, the Reverse Split increased the number of stockholders who own odd lots (less than 100 shares) of our Class A common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following a reverse stock split, the resulting market price of our Class A common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our Class A common stock may not improve.

Although we believe that a higher market price of our Class A common stock may help generate greater or broader investor interest, there can be no assurance that a reverse stock split, including the Reverse Split, will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our Class A common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our Class A common stock may not necessarily improve.

The dual-class structure of our common stock may adversely affect the trading market for our Class A common stock.

We cannot predict whether our dual class structure will result in a lower or more volatile market price of our Class A common stock or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with dual class or multi-class share structures in certain of their indexes. Our dual class capital structure could make us ineligible for inclusion in certain indices and mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track these indices will not be investing in our stock. These policies are still fairly new, and it is as of yet unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from the indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Furthermore, we cannot assure you that other stock indices will not take a similar approach to S&P, Dow Jones or FTSE Russell in the future. Exclusion from indices could make our Class A common stock less attractive to investors and, as a result, the market price of our Class A common stock could be adversely affected.

Holders of our Class B common stock control the direction of our business and their ownership of our common stock can prevent other stockholders from influencing significant decisions.

As of April 8, 2024, two holders of our Class B common stock, Joshua M. Hare, co-founder, Chief Science Officer and Chairman of the Board of Directors, and Donald M. Soffer, co-founder and former member of our Board of Directors, control voting rights over approximately 83.6% of the combined voting power of our Class A common stock and Class B common stock. For so long as holders of Class B common stock continue to hold their shares, they will be able to significantly influence or effectively control the composition of our Board of Directors and the approval of actions requiring stockholder approval through their voting power. Accordingly, for such period of time, these holders will have significant influence with respect to our management, business plans and policies. In particular, for so long as the Class B common stock remains outstanding, the holders may be able to cause or prevent a change of control of our Company or a change in the composition of our Board of Directors and could preclude any unsolicited acquisition of our Company. The concentration of ownership could deprive stockholders of an opportunity to receive a premium for shares of Class A common stock as part of a sale of our Company and ultimately might affect the market price of our Class A common stock.

If securities or industry analysts do not publish research or reports, or if they publish negative, adverse, or misleading research or reports, regarding us, our business or our market, our Class A common stock price and trading volume could decline.

The trading market for our Class A common stock is influenced by the research and reports that securities or industry analysts publish about us, our business, or our market. We do not currently have significant research coverage and may never obtain significant research coverage by securities or industry analysts. If no or few securities or industry analysts provide coverage of us, the Class A common stock price could be negatively impacted. In the event we obtain significant, or any securities or industry analyst coverage and such coverage is negative, or adverse or misleading regarding us, our business model, our intellectual property, our stock performance or our market, or if our operating results fail to meet the expectations of analysts, our Class A common stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our Class A common stock price or trading volume to decline.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our securities.

Effective June 30, 2020, the SEC implemented Regulation Best Interest requiring that “A broker, dealer, or a natural person who is an associated person of a broker or dealer, when making a recommendation of any securities transaction or investment strategy involving securities (including account recommendations) to a retail customer, shall act in the best interest of the retail customer at the time the recommendation is made, without placing the financial or other interest of the broker, dealer, or natural person who is an associated person of a broker or dealer making the recommendation ahead of the interest of the retail customer.” This is a significantly higher standard for broker-dealers to recommend securities to retail customers than before under prior FINRA suitability rules. FINRA suitability rules do still apply to institutional investors and require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending securities to their customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information, and, for retail customers, determine that the investment is in the customer’s “best interest,” and meet other SEC requirements. Both SEC Regulation Best Interest and FINRA’s suitability requirements may make it more difficult for broker-dealers to recommend that their customers buy speculative, low-priced securities. They may affect investing in our Class A common stock, which may have the effect of reducing the level of trading activity in our securities. As a result, fewer broker-dealers may be willing to make a market in our Class A common stock, reducing a stockholder’s ability to resell shares of our Class A common stock.

Provisions in our certificate of incorporation and bylaws and Delaware law might discourage, delay or prevent a change in control of our company or changes in our management and, therefore, depress the market price of our Class A common stock.

Our certificate of incorporation and bylaws contain provisions that could depress the market price of our Class A common stock by acting to discourage, delay or prevent a change in control of our company or changes in our management that the stockholders of our company may deem advantageous. These provisions, among other things:

•        establish a classified Board of Directors so that not all members of our Board are elected at one time;

•        permit only the Board of Directors to establish the number of directors and fill vacancies on the Board;

•        provide that directors may only be removed “for cause” and only with the approval of two-thirds of our stockholders;

•        provide for a dual class common stock structure, which provides certain affiliates of ours, including our co-founder and members of our Board, individually or together, with the ability to significantly influence the outcome of matters requiring stockholder approval, even if they own significantly less than a majority of the shares of our outstanding common stock and Class B common stock;

•        authorize the issuance of “blank check” preferred stock that our Board could use to implement a stockholder rights plan (also known as a “poison pill”);

•        eliminate the ability of our stockholders to call special meetings of stockholders;

•        prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

•        prohibit cumulative voting;

•        authorize our Board to amend our bylaws;

•        establish advance notice requirements for nominations for election to our Board or for proposing matters that can be acted upon by stockholders at annual stockholder meetings; and

•        require a super-majority vote of stockholders to amend some of the provisions described above.

In addition, Section 203 of the General Corporation Law of the State of Delaware prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder, generally a person which together with its affiliates owns, or within the last three years has owned, 15% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

Any provision of our certificate of incorporation, bylaws or Delaware law that has the effect of delaying or preventing a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our capital stock and could also affect the price that some investors are willing to pay for our Class A common stock.

We are an emerging growth company, and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an emerging growth company, or EGC, as defined in the JOBS Act, enacted in April 2012. For as long as we continue to be an EGC, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not EGCs, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, or Section 404, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an EGC for up to five years following the year in which we completed our initial public offering, although circumstances could cause us to lose that status earlier. We will remain an EGC until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering (i.e., December 31, 2026), (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which requires the market value of our common stock that is held by non-affiliates to exceed $700.0 million as of the prior June 30th, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We may choose to take advantage of some, but not all, of the available exemptions. We cannot predict whether investors will find our common stock less attractive if we rely on certain or all of these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the JOBS Act, EGCs can also delay adopting new or revised accounting standards until such time as those standards apply to private companies, which may make our financial statements less comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

The issuance of additional stock in connection with acquisitions or otherwise will dilute all other stockholdings.

We are not restricted from issuing additional shares of our Class A common stock, or from issuing securities that are convertible into or exchangeable for, or that represent the right to receive, Class A common stock. As of April 8, 2024, we had an aggregate of 84,295,000 shares of Class A common stock authorized and of that approximately 82,159,947 shares that are not issued, outstanding or reserved for issuance (for purposes of warrant exercise or under the Company’s current 2021 Equity Incentive Plan). We may issue all of these shares without any action or approval by our stockholders. We may expand our business through complementary or strategic business combinations or acquisitions of other companies and assets, and we may issue shares of Class A common stock in connection with those transactions. The market price of our Class A common stock could decline as a result of our issuance of a large number of shares of Class A common stock, particularly if the per share consideration we receive for the stock we issue is less than the per share book value of our Class A common stock or if we are not expected to be able to generate earnings with the proceeds of the issuance that are as great as the earnings per share we are generating before we issue the additional shares. In addition, any shares issued in connection with these activities, the exercise of warrants or stock options or otherwise would dilute the percentage ownership held by our investors. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price of our Class A common stock.

We have a history of losses, may not be able to achieve profitability going forward, and may not be able to raise additional capital necessary to continue as a going concern.

We have experienced significant losses since inception and, at December 31, 2023 and 2022, had an accumulated deficit of approximately $85.0 million and $62.8 million, respectively. We expect to incur additional losses in the future and expect the cumulative losses to increase. We expect our operating expenses to increase and it is not likely that our grant revenues will fully fund our clinical programs.

As of December 31, 2023, we had cash and cash equivalents of $4.9 million and marketable securities of $0.4 million. We have prepared a cash flow forecast which indicates that we will only have sufficient cash to fund our operating expenses and capital expenditure requirements into the second quarter of 2024. As a result, we will need to raise additional capital to continue as a going concern. There are no assurances that we would be able to raise additional capital or on terms favorable to us. Our recurring losses from operations and negative cash flow raise substantial doubt about our ability to continue as a going concern without sufficient capital resources and we have included an explanatory paragraph in the notes to our financial statements for the year ended December 31, 2023, with respect to this uncertainty. Further, the report of our independent registered public accounting firm with respect to our audited financial statements for the year ended December 31, 2023 included an emphasis of matter paragraph stating that our recurring losses from operations and continued cash outflows from operating activities raised substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of this going concern uncertainty and have been prepared under the assumption that we will continue to operate as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

If we are unable to continue as a going concern, we may be forced to liquidate our assets, which would have an adverse impact on our business and developmental activities. In such a scenario, the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements. The reaction of investors to the inclusion of a going concern statement by our independent registered public accounting firm and our potential inability to continue as a going concern may materially adversely affect our stock price and our ability to raise new capital. Our ability to continue as a going concern is dependent on our available cash, how well we manage that cash, and our operating requirements. If we are unable to raise additional capital when needed, we would be forced to delay, reduce or eliminate our clinical trial programs, commercialization efforts and other business activities.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from the sale of our securities in this offering, after deducting placement agent fees and all other estimated offering expenses payable by us, and assuming the exercise of all pre-funded warrants and no exercise of the Class A common warrants being issued in this offering, will be approximately $4.46 million, based on a combined public offering price of $2.35 per share or $2.349 per pre-funded warrant and accompanying Class A common warrant.

We currently intend to use the net proceeds from this offering for our ongoing clinical and regulatory development of Lomecel-B™ for the treatment of several disease states and indications, including HLHS and Alzheimer’s Disease; obtaining regulatory approvals; capital expenditures, working capital and other general corporate purposes. We are subject to substantial risks that could require us to obtain additional funding in order to achieve these objectives. See “Risk Factors.” We may need substantial additional capital in the future, which could cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights, and if additional capital is not available, we may have to delay, reduce or cease operations.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors, including our ability to obtain additional financing, the relative success and cost of clinical and regulatory development programs and the amount and timing of product revenue, if any. In addition, we might decide to postpone or not pursue certain activities if, among other factors, the net proceeds from this offering and our other sources of cash are less than expected. As a result, management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds. Pending the uses described above, we intend to invest the net proceeds in interest-bearing investment-grade securities or deposits.

SELECTED FINANCIAL DATA

Reverse Split

We effected the Reverse Split on a one-for-10 basis on March 26, 2024. The Reverse Split had the effect of reducing the aggregate number of outstanding shares of our Class A common stock on a pre-reverse split basis from 10,342,760 to a total of 1,101,254 on a post-reverse split basis, and the aggregate number of outstanding shares of our Class B common stock on a pre-reverse split basis from 14,839,993 to 1,484,005 on a post-reverse split basis. The number of authorized shares of the Company’s capital stock remained unchanged at 105,000,000 shares, consisting of 84,295,000 shares of Class A common stock, 15,705,000 shares of Class B common stock and 5,000,000 shares of preferred stock.

The following selected financial data has been derived from our audited financial statements included in our Annual Report on Form 10-K filed with the SEC on February 27, 2024, as amended on Form 10-K/A filed with the SEC on March 11, 2024, as adjusted to reflect the Reverse Split for all periods presented.

Our historical results are not indicative of the results that may be executed in the future, and results of interim periods are not indicative of the results for the entire year.

As Reported

	Years Ended December 31,
(in thousands, except share and per share amounts)	2023	2022
Net loss attributed to common stockholders	$(22,211)	$(18,835)
Net loss per share, basic and diluted	$(1.02)	$(0.90)
Weighted-average shares of Common Stock outstanding, basic and diluted	21,735	20,969
Class A and Class B common stock shares outstanding at year end	25,107	21,018

As Adjusted For the Reverse Split

	Years Ended December 31,
Unaudited (in thousands, except share and per share amounts)	2023	2022
	(Unaudited)
Net loss attributed to common stockholders	$(22,211)	$(18,835)
Net loss per share, basic and diluted	$(10.22)	$(8.98)
Weighted-average shares of Common Stock outstanding, basic and diluted	2,174	2,097
Class A and Class B common stock shares outstanding at year end	2,511	2,102

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain all available funds and future earnings, if any, for development and expansion of our business. Any future determination regarding the declaration and payment of dividends, if any, will be at the discretion of our Board of Directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our Board of Directors deems relevant. Investors should not purchase our Class A common stock with the expectation of receiving cash dividends.

DILUTION

If you invest in our securities in this offering, your ownership interest may be diluted immediately depending on the difference between the effective public offering price per share of our Class A common stock (assuming the exercise for cash of all pre-funded warrants issued in this offering) and the as adjusted net tangible book value per share of our common stock immediately after this offering (assuming the exercise for cash of all pre-funded warrants issued in this offering).

At December 31, 2023, we had a net tangible book value of $3.0 million or $1.21 per share of common stock on a post-split basis. Net tangible book value per share represents our total tangible assets (total assets less intangible assets) less total liabilities at a particular date, divided by the total number of our outstanding shares of our common stock as of that date.

After giving effect to the sale and issuance of 2,234,043 shares of Class A common stock and accompanying Class A common warrants in this offering, at a combined public offering price of $2.35 per share and accompanying Class A common warrant (assuming the exercise for cash of all pre-funded warrants issued in this offering), no exercise of any of the Class A common warrants being offered in this offering, no exercise of the Placement Agent Warrants to be issued to the placement agent or its designees as compensation in connection with this offering, and after deducting placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2023, would have been approximately $7.5 million or $1.58 per share of our common stock. This represents an immediate increase in as adjusted net tangible book value of approximately $0.37 per share to our existing stockholders and an immediate decrease in such measure of $0.77 per share to new investors.

The dilution to investors participating in this offering is determined by subtracting the as adjusted net tangible book value per share after this offering from the effective public offering price per share paid by investors participating in this offering. The following table illustrates this result on a per share basis:

Combined public offering price per share and accompanying Class A common warrant		$2.35
Net tangible book value per share of common stock at December 31, 2023	$1.21
Increase in net tangible book value per share attributable to new investors	$0.37
As adjusted net tangible book value per share of common stock after this offering		$1.58
Dilution per share to new investors		$0.77

The table and discussion above are based on 2,510,730 shares of common stock outstanding at December 31, 2023 as adjusted for the Reverse Split, and exclude, as of that date, the following:

•        any shares of Class A common stock issuable upon conversion of existing Class B common stock;

•        5,536 shares of Class A common stock issuable upon exercise of outstanding warrants at an exercise price of $120.00 per share;

•        116,935 shares of Class A common stock issuable upon the exercise of outstanding warrants at an exercise price of $52.50 per share;

•        4,679 shares of Class A common stock issuable upon the exercise of outstanding warrants at an exercise price of $175.00 per share;

•        484,850 shares of Class A common stock issuable upon exercise of outstanding October private placement warrants at an exercise price of $2.35 per share, pursuant to the Warrant Amendment dated April 8, 2024, which shall be effective upon closing of this offering;

•        16,971 shares of Class A common stock issuable upon exercise of outstanding October placement agent warrants at an exercise price of $20.625 per share;

•        135,531 shares of Class A common stock issuable upon the exercise of outstanding December private placement warrants at an exercise price of $16.00 per share;

•        9,489 shares of Class A common stock issuable upon the exercise of outstanding December placement agent warrants at an exercise price of $21.813 per share;

•        203,614 shares of Class A common stock reserved for future issuance under our 2021 Equity Incentive Plan (the “2021 Plan”);

•        6,183 shares issuable upon the vesting of RSUs under the Company’s 2021 Plan; and

•        42,200 stock options outstanding with an average exercise price of $48.61 issuable under the Company’s 2021 Plan.

Except as otherwise indicated herein, all information in this prospectus assumes the following:

•        no exercise of outstanding options or warrants;

•        no exercise of the Placement Agent Warrants to purchase up to 156,383 shares to be issued upon consummation of this offering at an exercise price of $2.9375 per share, equal to 125% of the combined public offering price of the Class A common stock and the accompanying Class A common warrants; and

•        the exercise for cash of all pre-funded warrants issued in this offering.

To the extent that outstanding options or warrants are exercised, or shares are issued under our equity incentive plans, you may experience dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that, in the future, additional capital is raised through the sale of equity, convertible debt securities, or securities with equity components, those issuances may result in dilution to our stockholders.

DESCRIPTION OF SECURITIES We ARE OFFERING

General

Our authorized capital stock consists of (i) 84,295,000 shares of Class A common stock, par value $0.001 per share, (ii) 15,705,000 shares of Class B common stock, par value $0.001 per share and (iii) 5,000,000 shares of preferred stock, par value $0.001 per share.

Class A Common Stock

We have two classes of authorized common stock, Class A common stock and Class B common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except with respect to voting and conversion. Holders of our Class A common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and holders of our Class B common stock are entitled to five votes for each share of Class B common stock held on all matters submitted to a vote of stockholders. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by Delaware law or our Certificate of Incorporation. Delaware law could require either holders of our Class A common stock or Class B common stock to vote separately as a single class in the following circumstances:

(1)    if we were to seek to amend our Certificate of Incorporation to increase or decrease the par value of a class of our capital stock, then that class would be required to vote separately to approve the proposed amendment; and

(2)    if we were to seek to amend our Certificate of Incorporation in a manner that alters or changes the powers, preferences, or special rights of a class of our capital stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.

Our Certificate of Incorporation does not provide for cumulative voting for the election of directors. As a result, the holders of a majority of the voting power of our outstanding capital stock can elect all of the directors then standing for election. Our Certificate of Incorporation establishes a classified Board of Directors, divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. An election of directors by our stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Subject to the supermajority votes for some matters, other matters shall be decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter. Our Certificate of Incorporation and Bylaws also provide that our directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon. In addition, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon is required to amend or repeal, or to adopt any provision inconsistent with, several of the provisions of our Certificate of Incorporation.

Holders of Class A common stock and Class B common stock are entitled to receive proportionately any dividends as may be declared by our Board of Directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future. In the event of our liquidation or dissolution, the holders of our Class A common stock and Class B common stock will be entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our Class A common stock and Class B common stock have no preemptive, subscription, redemption or conversion rights, other than the right of the Class B common stockholders to convert such shares, on a one-for-one basis, into shares of Class A common stock as noted below. The rights, preferences and privileges of holders of Class A common stock will be subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. In the case of any distribution or payment in respect of the shares of our Class A common stock or Class B common stock upon a merger or consolidation with or into any other entity, or other substantially similar transaction, the holders of our Class A common stock and Class B common stock will be treated equally and identically with respect to shares of Class A common stock or Class B common stock owned by them; provided, however, shares of each class may receive, or have the right to elect to receive, different or disproportionate consideration if the only difference in the per share consideration is that the shares to be distributed to a holder of a share Class B common stock have five times the voting power of any securities distributed to a holder of a share of Class A common stock.

If we subdivide or combine in any manner outstanding shares of Class A common stock or Class B common stock, the outstanding shares of the other class will be subdivided or combined in the same manner, unless different treatment of the shares of each class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting as a separate class.

Each outstanding share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain permitted transfers described in our Certificate of Incorporation, including transfers to family members, trusts solely for the benefit of the stockholder or their family members, distributions or transfers of shares out to owners of a stockholder, or to partnerships, corporations, and other entities exclusively owned by the stockholder or their family members, as well as affiliates, subject to certain exceptions. Once converted or transferred and converted into Class A common stock, the Class B common stock may not be reissued. Holders of our Class A common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking funds provisions applicable to our Class A common stock. The rights, preferences and privileges of the holders of our Class A common stock and Class B common stock will be subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future. All of our outstanding shares of Class A common stock and Class B common stock are fully paid and nonassessable.

The Transfer Agent and registrar for our Class A common stock and Class B common stock is Colonial Stock Transfer Company, Inc.

Class A Common Warrants

The following summary of certain terms and provisions of the Class A common warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Class A Common Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Class A common warrant for a complete description of the terms and conditions of the Class A common warrants.

Duration, Exercise Price and Form

Each Class A common warrant offered hereby will have an exercise price equal to $2.35 per share. The Class A common warrants will be immediately exercisable and may be exercised until the five-year anniversary of the original issuance date. The exercise price and number of shares of Class A common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The Class A common warrants will be issued separately from the Class A common stock or the pre-funded warrants, as the case may be, and may be transferred separately immediately thereafter. The Class A common warrants will be issued in certificated form only.

Exercisability

The Class A common warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Class A common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Generally, a holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% of the outstanding Class A common stock (or at the election of a holder prior to the date of issuance, 9.99%) immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our Class A common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Class A common warrants. Further, these limitations are not included in two Class A common warrants issuable to two investors who are affiliated with the Company and whose holdings as of the closing date of the offering are in excess of 9.99%.

Cashless Exercise

If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the underlying shares to the holder, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Class A common stock determined according to a formula set forth in the Class A common warrants.

Fundamental Transactions

In the event of a fundamental transaction, as described in the Class A common warrants and generally including any reorganization, recapitalization or reclassification of our Class A common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Class A common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Class A common stock, the holders of the Class A common warrants will be entitled to receive upon exercise of the Class A common warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Class A common warrants immediately prior to such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder of a Class A common warrant will have the right to require us to repurchase its Class A common warrants at the Black-Scholes value; provided, however, that, if the fundamental transaction is not within our control, including not approved by our Board, then the holder will only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black-Scholes value of the unexercised portion of the Class A common warrant that is being offered and paid to the holders of our Class A common stock in connection with the fundamental transaction.

Transferability

Subject to applicable laws, a Class A common warrant may be transferred at the option of the holder upon surrender of the Class A common warrants to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of Class A common stock will be issued upon the exercise of the Class A common warrants. Rather, the number of shares of Class A common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the Class A common warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the Class A common warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Class A common warrants will be limited. The Class A common stock issuable upon exercise of the Class A common warrants is currently listed on the Nasdaq Capital Market.

Rights as a Stockholder

Except as otherwise provided in the Class A common warrants or by virtue of the holders’ ownership of shares of Class A Class A common stock, the holders of the Class A common warrants do not have the rights or privileges of holders of our shares of Class A common stock, including any voting rights, until such Common Warrant holders exercise their Class A common warrants.

Waivers and Amendments

The Class A common warrants may be modified or amended, or the provisions thereof waived with the written consent of the Company and the respective holder.

Pre-funded Warrants

The following summary of certain terms and provisions of the pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration, Exercise Price and Form

The pre-funded warrants offered hereby will have an exercise price of $0.001 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time after their original issuance until such pre-funded warrants are exercised in full. The exercise price and number of shares of Class A common stock issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of Class A common stock. The pre-funded warrants and the Class A common warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. The pre-funded warrants will be issued in certificated form only.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Class A common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrants to the extent that the holder would own more than 4.99% (or at the election of a holder prior to the date of issuance, 9.99%) of the outstanding Class A common stock immediately after exercise; provided, however, that upon 61 days’ notice to us, the holder may increase or decrease such beneficial ownership limitation, provided that in no event shall the beneficial ownership limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us.

Cashless Exercise

At the time a holder exercises its pre-funded warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Class A common stock determined according to a formula set forth in the pre-funded warrants.

Fundamental Transactions

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our Class A common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Class A common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Class A common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrants to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of Class A common stock will be issued upon the exercise of the pre-funded warrants. Rather, the number of shares of Class A common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the pre-funded warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited. The Class A common stock issuable upon exercise of the pre-funded warrants is currently listed on Nasdaq.

Rights as a Stockholder

Except as otherwise provided in the pre-funded warrants or by virtue of the holders’ ownership of shares of Class A common stock, the holders of pre-funded warrants do not have the rights or privileges of holders of our shares of Class A common stock, including any voting rights, until such pre-funded warrant holders exercise their warrants.

Waivers and Amendments

The pre-funded warrants may be modified or amended, or the provisions thereof waived with the written consent of the Company and the respective holder.

Placement Agent Warrants

We have also agreed to issue to the placement agent (or its designees) the Placement Agent Warrants to purchase up to 156,383 shares of Class A common stock as compensation in connection with this offering. The Placement Agent Warrants will be exercisable immediately and will have substantially the same terms as the Class A common warrants described above, except that the Placement Agent Warrants will have an exercise price of $2.9375 per share (representing 125% of the combined public offering price per share and accompanying Class A common warrant) and a termination date that will be five (5) years from the commencement of the sales pursuant to this offering. See “Plan of Distribution” below.

PLAN OF DISTRIBUTION

Pursuant to an engagement letter agreement dated March 1, 2024 (as amended, the “Engagement Agreement”), we have engaged H.C. Wainwright & Co., LLC to act as our exclusive placement agent to solicit offers to purchase the shares of our Class A common stock, Class A common warrants and pre-funded warrants offered by this prospectus. The placement agent is not purchasing or selling any such securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its “reasonable best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all of the shares of Class A common stock, Class A common warrants and pre-funded warrants being offered.

Certain institutional investors purchasing securities offered hereby have entered into a securities purchase agreement with us. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers which enter into the securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract is material to larger purchasers in this offering as a means to enforce the following covenants uniquely available to them under the securities purchase agreement: (i) a covenant to not enter into variable rate financings for a period of one (1) year following the closing of the offering, subject to an exception; and (ii) a covenant to not enter into any equity financings for forty-five (45) days from closing of the offering, subject to certain exceptions.

The nature of the representations, warranties and covenants in the securities purchase agreements shall include:

•        standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and

•        covenants regarding matters such as registration of warrant shares, no integration with other offerings, filing of an 8-K to disclose entering into these securities purchase agreements, no shareholder rights plans, no material nonpublic information, use of proceeds, indemnification of purchasers, reservation and listing of Class A common stock, and no subsequent equity sales for forty-five (45) days from the closing of the offering.

Delivery of the shares of Class A common stock, Class A common warrants and pre-funded warrants offered hereby is expected to occur on or about April 10, 2024, subject to satisfaction of certain customary closing conditions.

We have agreed to pay the placement agent a total cash fee equal to 7.0% of the gross proceeds received in the offering and a management fee equal to 1.0% of the gross proceeds raised in the offering. We will also pay the placement agent for non-accountable fees and expenses of up to $35,000, and its legal fees and expenses and other out-of-pocket expenses in an amount up to $100,000.

In addition, we have agreed to issue to the placement agent and its designees the Placement Agent Warrants to purchase that number of shares of our Class A common stock equal to 7.0% of the aggregate number of shares of Class A common stock (or Class A common stock equivalents) issued in this offering at an exercise price of $2.9375 (equal to 125% of the combined public offering price per share of Class A common stock and Class A common warrant) and will terminate on the five-year anniversary of commencement of sales in this offering. The Placement Agent Warrants are registered by the registration statement of which this prospectus is a part. The form of the Placement Agent Warrants is included as an exhibit to this registration statement of which this prospectus forms a part.

The Placement Agent Warrants provide for customary anti-dilution provisions (for share dividends, splits and recapitalizations and the like) consistent with FINRA Rule 5110. Pursuant to FINRA Rule 5110(e), the Placement Agent Warrants and any shares issuable thereunder shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of reorganization of the issuer; (ii) to any FINRA member firm participating in the offering and the officers, partners, registered persons or affiliates thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the placement agent or related persons does not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period; (vi) if we meet the registration requirements of Forms S-3, F-3 or F-10; or (vii) back to us in a transaction exempt from registration under the Securities Act.

We estimate the total expenses of this offering paid or payable by us, exclusive of the placement agent’s cash fees and expenses payable by us, will be approximately $235,470. After deducting the fees due to the placement agent and our estimated expenses in connection with this offering, we expect the net proceeds from this offering will be approximately $4.46 million, assuming full exercise of pre-funded warrants.

The following table shows the per share and total cash fees we will pay to the placement agent in connection with the sale of the Class A common stock, Class A common warrants and pre-funded warrants pursuant to this prospectus.

	Per Share and Class A Common Warrant	Per Pre-Funded Warrant and Class A Common Warrant	Total
Public Offering price	$2.3500	$2.3490	$5,250,001.05	(3)
Placement Agent fee	$0.1645	$0.1645	$367,500.07
Proceeds to us, before expenses	$2.1855	$2.1845	$4,882,500.98

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in our engagement letter with the placement agent. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

Lock-up Agreements

We and each of our officers and directors have agreed with the placement agent to be subject to a lock-up period of forty-five (45) days following the date of closing of the offering pursuant to this prospectus. This means that, during the applicable lock-up period, without the placement agent’s prior written consent, we and such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our shares of Class A common stock or any securities convertible into, or exercisable or exchangeable for, shares of Class A common stock, subject to customary exceptions. The placement agent may waive the terms of these lock-up agreements in its sole discretion and without notice. In addition, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our Class A common stock or upon a specified or contingent event in the future or enter into any agreement to issue securities at a future determined price for a period of one (1) year following the closing date of this offering, subject to an exception.

Right of First Refusal

We have granted the placement agent a right of first refusal, subject to an exception, for a period of twelve months following the closing of this offering, to act as exclusive financial advisor, sole book-running manager, sole underwriter, sole placement agent or sole agent for each and every future debt financing or refinancing and public or private equity offering or acquisition or disposition by us or any of our successors or subsidiaries when we seek a financial advisor, book-running manager, underwriter or placement agent. Notwithstanding anything to the contrary contained in this paragraph, in accordance with FINRA Rule 5110(g)(6)(A)(i), any such right of first refusal described in this paragraph shall not have a duration of more than three years from the commencement of sales of the first Offering or the termination date of the term of the Engagement Agreement.

Tail

We have also agreed to pay the placement agent a tail fee equal to the cash and warrant compensation in this offering, if any investor, subject to certain exceptions, who with our written approval was contacted or introduced to us by the placement agent during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following expiration or termination of the Engagement Agreement, subject to certain exceptions.

Other Relationships

From time to time, the placement agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any further services.

In addition, in the ordinary course of their business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The placement agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The placement agent acted as the exclusive placement agent for the October registered direct offering and the December registered direct offering, and it received as compensation cash fees and the October placement agent warrants and the December placement agent warrants to purchase up to an aggregate of up to 169,697 and 94,871 shares of Class A common stock, respectively, prior to giving effect to the Reverse Split. The October placement agent warrants have substantially the same terms as the October private placement warrants, except that the October placement agent warrants had an exercise price equal to $2.0625 per share, or 125% of the offering price per share of Class A common stock sold in the October registered direct offering prior to giving effect to the Reverse Split, and expire five (5) years from the commencement of sales in the October registered direct offering. The December placement agent warrants have substantially the same terms as the December private placement warrants, except that the December placement agent warrants had an exercise price equal to $2.1813 per share, or 125% of the offering price per share of Class A common stock sold in the December registered direct offering prior to giving effect the Reverse Split, and expire five (5) years from the commencement of sales in the December registered direct offering. On March 26, 2024, we effected the Reverse Split of our common stock on a one-for-10 basis. After giving effect to the Reverse Split, including rounding up of fractional shares resulting from the Reverse Split, the aggregate number of shares issuable upon exercise of the October placement agent warrants has been adjusted to 16,971 shares, at an exercise price of $20.625 per share, and the aggregate number of shares issuable upon exercise of the December placement agent warrants has been adjusted to 9,489 shares, at an exercise price of $21.813 per share. None of the October placement agent warrants and the December placement agent warrants have been exercised.

Except as disclosed in this prospectus, we have no present arrangements with the placement agent for any further services.

Regulation M Compliance

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Listing and Transfer Agent

Our Class A common stock is listed on the Nasdaq Capital Market and trades under the symbol “LGVN.” The transfer agent of our Class A common stock is Colonial Stock Transfer Company, Inc. There is no established public trading market for the Class A common warrants or pre-funded warrants, and we do not plan on making an application to list the Class A common warrants or pre-funded warrants on the Nasdaq Capital Market, any national securities exchange or other nationally recognized trading system. We will act as the registrar and transfer agent for the Class A common warrants.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the placement agent, or by its affiliates. Other than this prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as an underwriter, and should not be relied upon by investors.

LEGAL MATTERS

The validity of the shares of Class A common stock offered hereby and certain other legal matters will be passed upon for us by Buchanan Ingersoll & Rooney PC, Pittsburgh, Pennsylvania. Certain attorneys affiliated with Buchanan Ingersoll & Rooney PC own approximately 2,000 shares of Class A common stock (following the Reverse Split). Certain legal matters will be passed upon for the placement agent by Haynes and Boone, LLP, New York, New York.

EXPERTS

The financial statements of Longeveron Inc. as of December 31, 2023 and 2022 and for the years then ended, incorporated in this prospectus by reference from the Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 10-K”), have been audited by Marcum LLP, an independent registered public accounting firm, as stated in its report (which contains an explanatory paragraph relating to substantial doubt about the ability of Longeveron, Inc. to continue as a going concern as described in Note 1 to the financial statements), which report is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We make periodic and other filings required to be filed by us as a reporting company under Sections 13 and 15(d) of the Exchange Act. The SEC maintains a website at http://www.sec.gov that contains the reports, proxy and information statements, and other information that issuers, such as us, file electronically with the SEC. Our website address is http://longeveron.com. Information contained on our website, however, is not, and should not be deemed to be, incorporated into this prospectus and you should not consider information contained on our website to be part of this prospectus. We have included our website address as an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference the following documents or information that we have filed with the SEC:

•        our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 27, 2024, as amended on Form 10-K/A and filed with the SEC on March 11, 2024;

•        our Current Reports on Form 8-K filed with the SEC on February 22, 2024, March 7, 2024, and March 19, 2024; and

•        the descriptions of the Reverse Split contained under the headings “Reasons for the Reverse Stock Split Amendment”, “Risks Associated with the Reverse Stock Split”, “Effects of the Reverse Stock Split on Issued and Outstanding Common Stock”, and “Effects of the Reverse Stock Split on Outstanding Equity Awards and Warrants to Purchase Common Stock” in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on February 2, 2024.

In addition to the filings listed above, any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after (i) the date of this registration statement and prior to effectiveness of this registration statement and (ii) the date of this prospectus and before the completion of the offering of the securities included in this prospectus, however, we will not incorporate by reference any document or portions thereof that are not deemed “filed” with the SEC, or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Current Reports on Form 8-K.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus. You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Longeveron Inc.
1951 NW 7th Avenue, Suite 520
Miami, FL 33136
(305) 909-0840

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

661,149 Shares of Class A common stock
2,234,043 Class A Common Warrants to Purchase 2,234,043 Shares of
Class A common stock
1,572,894 Pre-Funded Warrants to Purchase 1,572,894 Shares of
Class A common stock
156,383 Placement Agent Warrants to Purchase 156,383 Shares of
Class A common stock
3,963,320 Shares of Class A common stock Underlying the Class A Common Warrants, Pre-Funded Warrants and Placement Agent Warrants

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PROSPECTUS

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H.C. Wainwright & Co.

April 8, 2024